Exhibit 10.2

NON-SOLICITATION AND NON-COMPETITION AGREEMENT

Non-Solicitation and Non-Competition Agreement (this “Agreement”) dated as of June 30, 2009 between BERKSHIIRE INSURANCE GROUP, INC., a Massachusetts corporation with a principal place of business located in Pittsfield, Massachusetts and JOHN S. MILLET of Wynantskill, NY (“Millet”).

PRELIMINARY STATEMENT

The Company (defined for purposes of this Agreement to mean and include Berkshire Insurance Group, Inc., Berkshire Bank and Berkshire Hills Bancorp, Inc.) and Millet are parties to a Letter Agreement containing a general release of even date (the “Separation Agreement”) which is incorporated herein by reference; and

Pursuant to the terms of the Separation Agreement, the Company has agreed to pay Millet the gross amount of $200,000, less customary payroll taxes and deductions; and

Pursuant to the terms of the Separation Agreement, Millet has agreed to enter into a Non- Solicitation and Non-Competition Agreement in partial consideration for the Company’s agreement to pay Millet the Separation Pay; and

The duration of the Non-Solicitation and Non-Competition Agreement is six (6) months from the date of Millet’s Separation from the Company; and

Millet agrees and acknowledges that by virtue of his position in the Company, he is familiar with and in possession of the Company’s trade secrets, customer information, and other confidential information which are valuable to the Company, and that their goodwill, protection, and maintenance constitute a legitimate business interest of the Company, to be protected by the non-competition restrictions set forth herein. Millet agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on him.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Non-Competition.

(a) Millet hereby agrees that, beginning on June 25, 2009 and for a period of 6 months thereafter — until December 25, 2009 – (the “Non-Competition Period”), Millet shall not, directly or indirectly own, manage, operate, join, be employed by, perform services, consulting or other work for, or provide any assistance to (the “Prohibited Activities”), any corporation, partnership, or other entity or person which owns, manages, operates, controls, participates in the ownership, management, operation or control of, is employed by, performs services or other work for, provides any assistance to, is engaged with respect to any banking, insurance or financial business including, but not limited to, banks, insurance businesses or credit unions, which engages in such banking, insurance or financial business and has an office or offices located within (a) any of the following Massachusetts counties: Berkshire, Hampshire, Hampden and Franklin; and/or (b) any of the following Vermont counties: Bennington, Rutland and Windsor (a “Competitor Employer”).

(b) Millet acknowledges that he has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein and the geographic areas of restriction are fair and reasonable and are reasonably required for the protection of the interests of the Company.

(c) In the event that the provisions of this Agreement relating to the time periods and/or geographic areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas that such court deems reasonable and enforceable, the time period and/or geographic areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or geographic areas under this Agreement.

(d) In the event that a Competitor Employer contacts Millet for the purpose of requesting that Millet engage in Prohibited Activities with a Competitor Employer during the Non-Competition Period, Millet may request that the Company waive the provisions of paragraph 1(a) of this Agreement. The Company shall consider Millet’s request for a waiver, but is under no obligation to grant the waiver. The Company shall have absolute and sole discretion to decide whether or not to grant the waiver. If, in its absolute and sole discretion, the Company decides to grant the waiver request, the waiver shall not become effective until Millet and the Company shall have entered into a written modification of this Agreement, signed by both parties.

2. Non-Solicitation. Millet hereby agrees that, beginning on June 25, 2009 and for a period of 6 months thereafter — ending on December 25, 2009 — Millet shall not directly, indirectly or through another person, recruit, solicit, interfere with, or hire or attempt to recruit, solicit, interfere with, or hire, any employee or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement. During the same time period, Millet shall not solicit or accept from any current customer of the Company, business competitive with the business done by the Company with such customer nor shall he persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company. Millet also shall not interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier or vendor of the Company, or solicit such party to discontinue or reduce its business with the Company.

3. Consideration. As consideration for the obligations of Millet hereunder, the Company shall satisfy its obligations to Millet as described in the Separation Agreement.

4. Defaults. Millet shall be deemed to be in default of his obligations under this Agreement (a “Default”) if Millet shall have breached his obligations under Section 1 hereof and such default shall continue for 15 days after the Company shall have given Millet notice of such default.

5. Remedies.

(a) Millet acknowledges that in the event of an actual or threatened Default, the Company’s remedies at law will be inadequate. Accordingly, the Company shall be entitled, at its election, to enjoin any actual or threatened Default, and/or to obtain specific performance of Millet’s obligations under Section 1 hereof without the necessity of showing any actual damage or the inadequacy of monetary damages. Any such equitable remedy shall not constitute the sole and exclusive remedy for any such breach, and the Company shall be entitled to pursue any other remedies at law or in equity. In the event of a Default by Millet, the Company shall be entitled to (a) recover from Millet its costs, including reasonable attorneys’ fees, incurred in enforcing its rights under this Agreement and (b) cease making payments to Millet under paragraph 2 of the Separation Agreement without invalidating any portion of the Separation Agreement.

(b) Any court proceeding to enforce this Agreement may be commenced by either party in the Berkshire Superior Court, Pittsfield, Commonwealth of Massachusetts. The parties hereto submit to the exclusive jurisdiction of such courts and waive any objection which they may have to the pursuit of any such proceeding in such courts.

6. Entire Agreement. This Agreement, together with the Letter Agreement, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all previous agreements, oral and written, between the parties with respect to the subject matter hereof.

7. Non-Waiver. The failure by a party in one or more instances to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any rights or privileges conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

8. Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the Commonwealth of Massachusetts applicable to contracts made and wholly to be performed in the Commonwealth.

9. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors, assigns, heirs and personal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10. Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument on the date first above written.

/s/ John S. Millet
JOHN S. MILLET

BERKSHIRE INSURANCE GROUP, INC.

By: /s/ David B. Farrell
      Its  Acting President

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